Exhibit 10.24

SECOND AMENDMENT to Convertible Promissory Note

THIS SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTE, dated as of May 15, 2013 (this “Amendment”) to the 5% Convertible Promissory Note referred to below is entered into by and between Green River Resources, Inc., a Utah corporation, (the “Company”) and Hidden Peak Partners LC (“HPP”).

WHEREAS, the Company issued the 5% Convertible Promissory Note dated January 24, 2012, in the principal amount of US$1,446,551 to Bleeding Rock, LLC, which assigned such note to HPP on or about January 31, 2012 (the “Original Note”); and

WHEREAS, the Original Note was amended by an Amendment to Convertible Promissory Note, dated as of August 9, 2012 (together, the Original Note as so amended is hereinafter referred to as the “Note”); and

WHEREAS, the parties hereto wish to further amend the Note as set forth below.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Definitions. Reference is hereby made to the Note for a statement of the terms thereof. All terms used in this Amendment which are used but not otherwise defined herein shall have the same meanings herein as set forth in the Note.

SECTION 2. Amendment to Section 1 (Payment and Interest). Section 1 of the Note is amended to read as follows:

This Note shall be due and payable (the “Maturity Date”) at the earlier of April 30, 2014 or the date that the Company raises not less than $10 million of gross proceeds (whether from debt, equity, a combination of debt and equity, or through a single financing or series of financings). The Maker shall pay to the Note Holder interest on the principal amount of this Note at the rate of five percent (5%) per annum from the date of this Note through December 31, 2012. Thereafter, interest shall cease to accrue. The principle amount of this Note, together with accrued interest, shall be due and payable on the Maturity Date.

SECTION 3. Amendment to Section 2. The following language shall be added to Section 2, after the first paragraph:

If this Note is not converted by Holder prior to the Maturity Date as provided above, Maker shall have the right to convert it at the Maturity Date. Such conversion shall be effected at the rate of one Share for each $0.50 of principal amount plus accrued and unpaid interest of this Note, all subject to such adjustment in such conversion price, if any, as may be required by the provisions of this Note. No fractions of Shares will be issued on such conversion, but instead of any fractional interest, the Maker will pay cash adjustments as provided herein. At the time of conversion, at the election of the Holder, the Maker will pay to Holder an amount in cash equal to the amount the Holder owes in taxes in connection with the receipt of Shares upon conversion in payment of this Note as provided above. This cash payment will be made at the same time the principal and accrued interest is converted hereunder. There will be a dollar for dollar reduction in shares issued in connection with payments by the Maker for such taxes.

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SECTION 4. Amendment to Section 5. The following language shall be added to Section 5:

c. This Note shall have been converted in accordance with Section 2 above.

SECTION 5. General Provisions.

(a) Except as amended hereby, the Note shall continue to be, and shall remain, in full force and effect. This Amendment shall not, except as otherwise provided herein, be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the parties may now have or may have in the future under or in connection with the Note, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) The terms of the Note are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer thereunto duly authorized, as of the respective dates set forth below.

Green River Resources, Inc.

By /s/ William C. Gibbs
William C. Gibbs, President

Hidden Peak Partners LC

By /s/ William C. Gibbs
William C. Gibbs, Manager

Authorized and agreed to:

American Sands Energy Corp.

By /s/ Andrew F. Rosenfeld

Andrew F. Rosenfeld, President